PERFORMANCE CALCULATION

                                  NEWPORT GREATER CHINA FUND -CLASS A

                                     Period  Ended: 8/31/97

                                     Inception Date: 5/16/97




                                          SINCE INCEPTION
                                        5/16/97 TO 8/31/97

                                    Standard           Non-Standard


     Initial Inv.                  $1,000.00           $1,000.00
     Max. Load                          5.75%

     Amt. Invested                   $942.50           $1,000.00
     Initial NAV                        13.34               13.34
     Initial Shares                   70.670              74.981

     Shares From Dist.                 0.000               0.000
     End of Period NAV                  17.90              17.90

     Total Return                      26.50%              34.22%

     Average Annual
      Total Return                       N/A                 N/A


                                       35673
                                       35566
                                         108